Exhibit 10.1

SEVENTH AMENDED AND RESTATED OPERATING AGREEMENT

OF

ONESTREAM SOFTWARE LLC

This SEVENTH AMENDED AND RESTATED OPERATING AGREEMENT (this “Agreement”) of OneStream Software LLC, a Delaware limited liability company (the “Company”), as of April 1, 2026, is entered into by Onward AcquireCo, Inc., a Delaware limited liability company (“Member A”), and OneStream, Inc. (“Member B” and, collectively, the “Members”), as the sole member of the Company (the “Member”).

The Company was formed as a limited liability company on November 15, 2012, pursuant to and in accordance with the Michigan Limited Liability Company Act, as amended from time to time.

The Company was converted to a Delaware limited liability company by the filing of a Certificate of Conversion and a Certificate of Formation with the office of the Secretary of State of the State of Delaware (the “Certificate”) on February 5, 2019, pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended from time to time (the “Act”).

The Company is currently governed by the Sixth Amended and Restated Operating Agreement of the Company dated as of July 23, 2024 (the “Prior Agreement”).

Pursuant to that certain Agreement and Plan of Merger, dated as of January 6, 2026 (“Merger Agreement”), by and among the Company, Member A, Member B, Onward Merger Sub, Inc. and Onward Merger Sub 2, LLC (“Merger Sub”), among other things, (a) Merger Sub merged with and into the Company; (b) the separate existence of Merger Sub will thereupon cease; and (c) the Company continued as the surviving entity of the Company LLC Merger. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

This Agreement amends, restates, and supersedes any other prior operating agreements of the Company in their entirety. The rights and liabilities of the Members shall be as provided in the Act as the same may be modified by the terms and provisions of this Agreement. The Members hereby agree as follows as of the date hereof but deemed to be effective as of the Company LLC Merger Effective Time (as defined in the Merger Agreement):

ARTICLE 1

The Limited Liability Company

1.1 Name. The name of the Company shall be “OneStream Software LLC” and its business shall be carried on in such name with such variations and changes as the Board (as hereinafter defined) shall determine or deem necessary to comply with requirements of the jurisdictions in which the Company’s operations are conducted.

1.2 Business Purpose; Powers. The Company is formed for the purpose of engaging in any lawful business, purpose or activity for which limited liability companies may be formed under the Act. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

1.3 Registered Office and Agent. The location of the registered office of the Company shall be 1209 Orange Street Wilmington, Delaware 19801. The Company’s Registered Agent at such address shall be The Corporation Trust Company.

1.4 Term. Subject to the provisions of Article 6 below, the Company shall have perpetual existence.

ARTICLE 2

The Member

2.1 The Members. The name and address of the Members are as follows:

Name	Address
Onward AcquireCo, Inc.	c/o Hg (US) Inc. 1114 6th Ave. 16th Floor New York, New York 10036

OneStream, Inc.	OneStream, Inc. 191 N. Chester Street Birmingham, Michigan 48009

2.2 Actions by the Members; Meetings. The Members may vote, approve a matter or take any action by the vote of the Members at a meeting, in person or by proxy, or without a meeting by written consent. Each Member shall be entitled to vote upon all matters upon which Members have the right to vote hereunder or pursuant to the Act, ratably in proportion to such Member’s respective percentage ownership of Common Interests in the Company as set forth on Schedule A hereto.

2.3 Liability of the Members. All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member.

2.4 Power to Bind the Company. No Member (acting in its capacity as such) shall have any authority to bind the Company to any third party with respect to any matter except pursuant to a resolution expressly authorizing such matter and authorizing such Member to bind the Company with respect thereto, which resolution is duly adopted by the Board by the affirmative vote required for such matter pursuant to this Agreement or the Act.

2.5 Admission of Members. Persons or entities may be admitted as members of the Company only upon the prior written approval of the Board.

ARTICLE 3

The Board

3.1 Management By Board of Managers.

(a) Subject to such matters which are expressly reserved hereunder or under the Act to the Members for decision, the business and affairs of the Company shall be managed by a board of managers (the “Board”), which shall be responsible for policy setting, approving the overall direction of the Company and making all decisions affecting the business and affairs of the Company. The Board shall consist of one (1) to three (3) individuals (the “Managers”), the exact number of Managers to be determined from time to time by resolution of the Member. The initial Board shall consist of three members, who shall be Alan Christopher Cline, Joseph Michael Jefferies and Jonathan Nelson Wulkan.

(b) Each Manager shall be elected by the Members and shall serve until his or her successor has been duly elected and qualified, or until his or her earlier removal, resignation, death or disability. The Members may remove any Manager from the Board or from any other capacity with the Company at any time, with or without cause. A Manager may resign at any time upon written notice to the Members.

(c) Any vacancy occurring on the Board as a result of the resignation, removal, death or disability of a Manager or an increase in the size of the Board shall be filled by the Members. A Manager chosen to fill a vacancy resulting from the resignation, removal, death or disability of a Manager shall serve the unexpired term of his or her predecessor in office.

3.2 Action By the Board.

(a) Meetings of the Board may be called by any Manager upon twenty-four hours prior written notice to each Manager. The presence of a majority of the Managers then in office shall constitute a quorum at any meeting of the Board. All actions of the Board shall require the affirmative vote of a majority of the Managers then in office.

(b) Meetings of the Board may be conducted in person or by conference telephone facilities. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if such number of Managers sufficient to approve such action pursuant to the terms of this Agreement consent thereto in writing. Notice of any meeting may be waived by any Manager.

3.3 Power to Bind Company. None of the Managers (acting in their capacity as such) shall have authority to bind the Company to any third party with respect to any matter unless the Board shall have approved such matter and authorized such Manager(s) to bind the Company with respect thereto.

3.4 Officers and Related Persons. The Board shall have the authority to appoint and terminate officers of the Company and retain and terminate employees, agents and consultants of the Company and to delegate such duties to any such officers, employees, agents and consultants as the Board deems appropriate, including the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties. The following persons shall serve as the initial officers of the Company, to serve in accordance with this Agreement and at the discretion of the Board, until their resignation or removal:

Name	Title
Thomas Shea	President and Chief Executive Officer
John Kinzer	Chief Financial Officer

ARTICLE 4

Capital Structure and Contributions

4.1 Capital Structure. The capital structure of the Company shall consist of one class of common interests (the “Common Interests”). All Common Interests shall be identical with each other in every respect. The ownership of Common Interests by the Members is set forth on Schedule A hereto.

4.2 Certificates. The Common Interests shall be issued in an uncertificated form.

4.3 Capital Contributions. From time to time, the Board may determine that the Company requires capital and may request the Members to make capital contribution(s) in an amount determined by the Board. A capital account shall be maintained for each Member, to which contributions and profits shall be credited and against which distributions and losses shall be charged.

ARTICLE 5

Profits, Losses and Distributions

5.1 Profits and Losses. For financial accounting and tax purposes, the Company’s net profits or net losses shall be determined on an annual basis in accordance with the manner determined by the Board. In each year, profits and losses shall be allocated among the Members in accordance with each such Member’s respective percentage ownership of Common Interests in the Company as set forth on Schedule A hereto.

5.2 Distributions. The Board shall determine profits available for distribution and the amount, if any, to be distributed to the Members, and shall authorize and distribute on the Common Interests, the determined amount when, as and if declared by the Board. The distributions of the Company shall be allocated among the Members in accordance with each such Member’s respective percentage ownership of Common Interests in the Company as set forth on Schedule A hereto.

ARTICLE 6

Events of Dissolution

The Company shall be dissolved and its affairs wound up upon the occurrence of any of the following events (each, an “Event of Dissolution”):

(a) The Members vote for dissolution; or

(b) A judicial dissolution of the Company under Section 18-802 of the Act.

No other event, including, without limitation, the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member, shall cause the dissolution of the Company; provided, however, that in the event of any occurrence resulting in the termination of the continued membership of the last remaining member of the Company, the Company shall be dissolved unless, within 90 days following such event, the personal representative of the last remaining member agrees in writing to continue the Company and to the admission of such personal representative (or any other person or entity designated by such personal representative) as a member of the Company, effective upon the event resulting in the termination of the continued membership of the last remaining member of the Company.

ARTICLE 7

Transfer of Interests in the Company

A Member may sell, assign, transfer, convey, gift, exchange, pledge, hypothecate or otherwise dispose of (“Transfer”) any or all of its Common Interests to any person or entity; provided, however, that such person or entity to whom such Common Interests are Transferred shall be an assignee and shall have no right to participate in the Company’s business and affairs unless and until such person or entity shall be admitted as a member of the Company upon (i) the prior written approval by the Board pursuant to Section 2.5 of this Agreement and (ii) receipt by the Company of a written agreement executed by the person or entity to whom such Common Interests are Transferred agreeing to be bound by the terms of this Agreement.

ARTICLE 8

Exculpation and Indemnification

8.1 Exculpation. Notwithstanding any other provisions of this Agreement, whether express or implied, or any obligation or duty at law or in equity, neither the Members nor the Managers, nor any officers, directors, stockholders, partners, members, managers, employees, affiliates, representatives or agents of the Members, nor any officer, employee, representative or agent of the Company (individually, a “Covered Person” and, collectively, the “Covered Persons”) shall be liable to the Company or any other person for any act or omission (in relation to the Company, its property or the conduct of its business or affairs, this Agreement, any related document or any transaction contemplated hereby or thereby) taken or omitted by a Covered Person in such person’s capacity as an agent or representative of the Company, provided such act or omission does not constitute actual fraud or intentional misconduct.

8.2 Indemnification. To the fullest extent permitted by the Act, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (“Claims”), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of the fact that he, she or it is a Covered Person or which relates to or arises out of the Company or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this Section 8.2 with respect to (i) any Claim with respect to which such Covered Person has engaged in actual fraud or intentional misconduct or (ii) any Claim initiated by such Covered Person unless such Claim (A) was brought to enforce such Covered Person’s rights to indemnification hereunder or (B) was authorized or consented to by the Board. Expenses incurred in defending any Claim by any Covered Person shall be paid by the Company, in each case, in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 8.2.

8.3 Amendments. Any repeal or modification of this Article 8 by the Members shall not adversely affect any rights of such Covered Person pursuant to this Article 8, including the right to indemnification and to the advancement of expenses of a Covered Person, existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE 9

Miscellaneous

9.1 Tax Treatment. Unless otherwise determined by the Members, the Company will be treated as an entity disregarded as separate from the Members for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes).

9.2 Amendments. Amendments to this Agreement and to the Certificate of Formation shall be effective only if approved in writing by the Members. An amendment shall become effective as of the date specified in the approval of the Members or if none is specified as of the date of such approval.

9.3 Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause shall be so significant as to materially affect the expectations of the Members regarding this Agreement. Otherwise, any invalid or unenforceable provision shall be replaced by the Members with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.

9.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

9.5 Limited Liability Company. Each Member intends to form a limited liability company and does not intend to form a partnership under the laws of the State of Delaware or any other laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the undersigned parties has duly executed this Agreement as of the day first above written.

ONWARD ACQUIRECO, INC.,

By:	/s/ Alan Christoper Cline
Name: Alan Christopher Cline
Title: Authorized Signatory

ONESTREAM, INC.,

By:	/s/ Thomas Shea
Name: Thomas Shea
Title: Authorized Signatory

[Signature page to Seventh Amended and Restated Operating Agreement of OneStream Software LLC]

Schedule A

Ownership of Common Interests

Member	% of Common Interests Owned
Onward AcquireCo, Inc.	22.7%
OneStream, Inc.	77.3%